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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               THE RIVAL COMPANY
                                       AT

                              $13.75 NET PER SHARE

                                       BY

                           MORIARTY ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             HOLMES PRODUCTS CORP.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, JANUARY 25, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               December 23, 1998

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated December 23, 1998 (the "Offer to Purchase"), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Moriarty Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Holmes Products Corp., a Massachusetts corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of The Rival Company, a Delaware corporation (the "Company"), or such lesser number of Shares which, together with any Shares then beneficially owned by Parent or Purchaser, represent at least 70% of the number of Shares outstanding on the Expiration Date (as defined in the Offer to Purchase). Purchaser is tendering for all outstanding Shares at a purchase price of $13.75 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     If a stockholder desires to tender Shares pursuant to the Offer and the certificate(s) for such stockholder's Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the term and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $13.75 per Share, net to you in cash without interest.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, January 25, 1999, unless the Offer is extended.

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          3.  The Board of Directors of the Company (with one director absent), by unanimous vote of all of the directors, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby and determined that each of the Offer and the Merger (as defined in the Offer to Purchase), is fair to, and in the best interest of, the stockholders of the Company.

          4.  The Offer is being made for all outstanding Shares.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares then beneficially owned by Parent or Purchaser, represent at least 70% of the number of Shares outstanding on the Expiration Date.

          6. Stockholders who tender Shares will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Neither Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, Purchaser may amend the Offer and, depending on the timing of such amendment, if any, may extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please complete, sign and return to us the form set forth below. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                            ------------------------

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                      TO PURCHASE FOR CASH ALL OUTSTANDING
                  SHARES OF COMMON STOCK OF THE RIVAL COMPANY

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 23, 1998, and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to the offer by Moriarty Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Holmes Products Corp., a Massachusetts corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of The Rival Company, a Delaware corporation (the "Company").

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     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Dated: ------------------------------, 199                      SIGN HERE
     ---
     -------------------------------------------
     Number of Shares to be
     Tendered*:

     -------------------------------------------    x
     Account Number:                                -------------------------------------------
     ------------------------------------           x
                                                    -------------------------------------------
                                                    Signature(s)
                                                    -------------------------------------------
                                                    -------------------------------------------
                                                    Please Print Name(s) Here
                                                    -------------------------------------------
                                                    -------------------------------------------
                                                    Address(es)
                                                    -------------------------------------------
                                                    -------------------------------------------
                                                    Area Code and Telephone Number(s)
                                                    -------------------------------------------
                                                    -------------------------------------------
                                                    Tax Identification or Social Security No(s)

     * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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